SALOMON BROTHERS TOTAL RETURN FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF ISSUE:                                                Clear Channel
 Communications
                                                              2.625% Senior
 Convertible Notes due 4/1/03
DATE OF PURCHASE:                                             March 25, 1998
PRINCIPAL AMOUNT PURCHASED:                                   $600,000
AGGREGATE PURCHASE PRICE:                                     $600,000
PRICE PER BOND:                                               $100.00
UNDERWRITING SPREAD:                                          n/a
% GROSS UNDERWRITING SPREAD:                                        1.50%
BONDS OFFERED:                                                $500,000,000
TOTAL OFFERING:                                               $500,000,000
25% OF OFFERING:                                              $125,000,000
BROKER:                                                       BT Alex Brown



Note:  The above represents the only bonds purchased by funds in the Salomon
 Brothers complex.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.

U.S. Underwriters
                                                       BT Alex. Brown Incorporated
                                                       Credit Suisse First Boston Corporation
                                                       Furman Selz LLC
                                                       Goldman, Sachs & Co.
                                                       Lehman Brothers Inc.
                                                       Merrill Lynch, Pierce, Fenner & Smith
                                                       Morgan Stanley & Co. Incorporated
                                                       NationsBanc Montgomery Securities, Inc.
                                                       Smith Barney, Inc.
                                                       Schroder & Co., Inc.

                               SALOMON BROTHERS TOTAL RETURN FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                Union Pacific
 Capital Trust 6.25%, 4/1/28
DATE OF PURCHASE:                                             March 27, 1998
NUMBER OF SHARES PURCHASED:                                   15,000
AGGREGATE PURCHASE PRICE:                                     $750,000
PRICE PER SHARE:                                              $50.00
UNDERWRITING SPREAD:                                          n/a
% GROSS UNDERWRITING SPREAD:                                        n/a
SHARES OFFERED:                                               27,000,000
TOTAL OFFERING:                                               $1,350,000,000
25% OF OFFERING:                                              $337,500,000
BROKER:                                                       First Boston




Note:  A total of 244,900 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $12,245,000.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.


U.S. Underwriters
                                                       Credit Suisse First Boston Corporation
                                                       Merrill Lynch, Pierce, Fenner & Smith
                               Smith Barney, Inc.
                              Schroder & Co., Inc.

                               SALOMON BROTHERS TOTAL RETURN FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                Arden Realty, Inc.
DATE OF PURCHASE:                                             February 12, 1998
NUMBER OF SHARES PURCHASED:                                   28,800
AGGREGATE PURCHASE PRICE:                                     $815,400
PRICE PER SHARE:                                              $28.3125
UNDERWRITING SPREAD:                                          $1.41
% GROSS UNDERWRITING SPREAD:                                        4.98%
SHARES OFFERED:                                               20,000,000
TOTAL OFFERING:                                               $566,250,000
25% OF OFFERING:                                              $141,562,500
BROKER:                                                       Lehman Brothers
                                                              Everen Securities




Note: A total of 244,900 shares was purchased by funds in the Salomon Brothers complex.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.



U.S. Underwriters
                                                       Lehman Brothers Inc.
                                                       BT Alex. Brown Incorporated
                                                       A.G. Edwards & Sons, Inc.
                                                       Morgan Stanley & Co. Incorporated
                                                       Smith Barney, Inc.
                                                       EVEREN Securities, Inc.
                                                       Raymond James & Associates, Inc.